For:	Alamo Group Inc.

Contact:	Edward Rizzuti
EVP Corporate Development & Investor Relations
830-372-9600

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER 2026

SEGUIN, Texas, May 4, 2026 -- Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter 2026.

Highlights:

▪Net sales were $417.1 million, up 6.7% compared to the first quarter of 2025
▪Net income was $29.2 million and adjusted net income was $31.1 million
▪Fully diluted EPS was $2.41 per share and adjusted fully diluted EPS was $2.56 per share
▪Adjusted EBITDA of $59.3 million was 14.2% of net sales, up 1.8% compared to the first quarter of 2025
▪Net sales in the Industrial Equipment Division increased 6.5% compared to the first quarter of 2025
▪Net sales in the Vegetation Management Division increased 7.0% compared to the first quarter of 2025
▪Successfully closed the Petersen acquisition and commenced work on synergy realization
▪Debt, net of cash, was $95.2 million at the end of first quarter of 2026

Robert Hureau, Alamo Group's President, and Chief Executive Officer commented, "We are pleased with the financial results for the first quarter and we believe there is good momentum across many of our key initiatives aimed at creating long-term value for our employees and shareholders."

First Quarter Results

Net sales for the first quarter of 2026 were $417.1 million, an increase of 6.7% compared to $391.0 million for the first quarter of 2025. Net income for the first quarter of 2026 was $29.2 million, or $2.41 per fully diluted share compared to $31.8 million, or $2.64 per fully diluted share for the first quarter of 2025.

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER 2026 Page 2

The Company also reported adjusted net income of $31.1 million, or $2.56 per fully diluted share, for the first quarter of 2026 compared to adjusted net income $32.5 million, or $2.70 per fully diluted share for the first quarter of 2025. Adjusted EBITDA for first quarter of 2026 was $59.3 million, or 14.2% of net sales, compared to $58.3 million, or 14.9% of net sales, for the first quarter of 2025.

Net sales in the Industrial Equipment Division were $241.7 million, an increase of 6.5% compared to $227.1 million for the first quarter of 2025. Adjusted EBITDA in the Industrial Equipment Division for the first quarter of 2026 was $39.7 million, or 16.4% of net sales, compared to $37.4 million, or 16.5% of net sales, for the first quarter of 2025.

Net sales in the Vegetation Management Division were $175.4 million, an increase of 7.0% compared to $163.9 million in the first quarter of 2025. Adjusted EBITDA in the Vegetation Management Division for the first quarter of 2026 was $19.6 million, or 11.2% of net sales, compared to $20.8 million, or 12.7% of net sales, for the first quarter of 2025.

Robert Hureau, Alamo Group's President and Chief Executive Officer commented, "Our Vegetation Management Division made good progress in terms of sales growth and improvement in profitability despite the end markets continuing to be challenging."

Operating cash flow for the first quarter ended March 31, 2026 was negative $23.5 million due to strong sequential growth, especially in the Vegetation Management Division, where net sales increased by $36.7 million or 26.4% in the first quarter of 2026 compared to the fourth quarter of 2025. Operating Cash Flow on a last-twelve-month basis was $139.8 million, or 138.2% of net income.

At March 31, 2026, total debt was $290.5 million, total cash was $195.2 million and the Company had $308.4 million of availability under its Revolving Facility.

Mr. Hureau added, “Our leverage, cash flow and overall liquidity are strong, and we remain in good position to continue executing on our capital deployment strategies. We look forward to a further discussion regarding our results and operating strategy during our upcoming Earnings Conference Call.”

Earnings Conference Call
The Company will host a conference call to discuss the first quarter results on Tuesday, May 5, 2026, at 10:00 a.m. ET. Hosting the call will be members of senior management. Individuals wishing to participate in the conference call should dial (833) 816-1163 (domestic) or (412) 317-1898 (international). For interested individuals unable to join the call, a replay will be available until Tuesday, May 12, 2026 by dialing (855) 669-9658 (domestic) or (412) 317-0088 (internationally), with passcode 1646754.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Tuesday, May 5, 2026, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER 2026 Page 3

About Alamo Group
Alamo Group is a leader in the manufacture and sale of high-quality, purpose-built industrial and vegetation management equipment. We serve end-markets such as infrastructure building and maintenance, industrial construction, public works, land maintenance, agriculture and tree care. Our products are sold to independent equipment dealers and directly to contractors and municipalities. Product categories include vocational products (vacuum trucks, street sweepers, roadside safety equipment, excavators, and snow removal equipment) and light machinery (tractor mounted mowing equipment, land maintenance and recycling equipment) as well as related after-market parts and services. The Company operates two divisions: the Industrial Equipment Division and the Vegetation Management Division. Founded in 1969, the Company has approximately 3,900 employees and operates 27 manufacturing facilities in North America, Canada, Europe, Brazil and Australia. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade wars, and the effects of the war in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	3/31/2026	3/31/2025
Net sales:
Vegetation Management	$175,420	$163,890
Industrial Equipment	241,729	227,060
Total net sales	417,149	390,950

Cost of sales	312,344	288,109
Gross profit	104,805	102,841
	25.1%	26.3%

Selling, general and administration expense	57,767	54,330
Amortization expense	4,879	4,049
Income from operations	42,159	44,462
	10.1%	11.4%

Interest expense	(4,624)	(3,194)
Interest income	1,481	1,238
Other income (expense)	32	(663)

Income before income taxes	39,048	41,843
Provision for income taxes	9,864	10,043
	25.3%	24.0%

Net Income	$29,184	$31,800

Net income per common share:

Basic	$2.42	$2.65

Diluted	$2.41	$2.64

Average common shares:
Basic	12,051	11,990

Diluted	12,103	12,048

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2026	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$195,234	$200,274
Accounts receivable, net	334,956	339,596
Inventories	425,538	356,406
Other current assets	27,843	14,958
Total current assets	983,571	911,234

Rental equipment, net	60,273	57,198

Property, plant and equipment, net	162,807	159,183

Goodwill	266,610	204,582
Intangible assets, net	225,691	147,899
Other non-current assets	28,492	24,598

Total assets	$1,727,444	$1,504,694

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$141,662	$104,977
Income taxes payable	2,704	18,725
Accrued liabilities	68,466	73,006
Current maturities of long-term debt and finance lease obligations	15,000	15,009
Total current liabilities	227,832	211,717

Long-term debt, net of current maturities	275,467	201,789
Long-term tax liability	470	626
Other long-term liabilities	24,964	24,201
Deferred income taxes	25,787	9,300
Total liabilities	554,520	447,633

Total stockholders’ equity	1,172,924	1,057,061

Total liabilities and stockholders’ equity	$1,727,444	$1,504,694

Alamo Group Inc. and Subsidiaries
Interim Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income	$29,184	$31,800
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	(376)	35
Depreciation - Property, plant and equipment	6,722	6,561
Depreciation - Rental equipment	3,029	2,884
Amortization of intangibles	4,879	4,049
Amortization of debt issuance	176	176
Stock-based compensation expense	1,847	2,303
Provision for deferred income tax expense (benefit)	1,640	(1,641)
Gain on sale of property, plant and equipment	(654)	—
Changes in operating assets and liabilities:
Accounts receivable	(53,368)	(30,865)
Inventories	(23,101)	(9,613)
Rental equipment	(2,262)	(7,148)
Prepaid expenses and other assets	(1,818)	(7,096)
Trade accounts payable and accrued liabilities	7,328	13,987
Income taxes payable	5,080	5,489
Other long-term liabilities, net	(1,818)	3,280
Net cash (used) provided by operating activities	(23,512)	14,201

Investing Activities
Acquisitions, net of cash acquired	(166,507)	—
Purchase of property, plant and equipment	(4,507)	(6,008)
Proceeds from sale of property, plant and equipment	1,242	116
Net cash used in investing activities	(169,772)	(5,892)

Financing Activities
Borrowings on bank revolving credit facility	120,000	—
Repayments on bank revolving credit facility	(31,600)	—
Principal payments on long-term debt and finance leases	(3,750)	(3,752)
Dividends paid	(4,093)	(3,595)
Proceeds from exercise of stock options	1,014	354
Common stock repurchased	(1,398)	(1,613)
Net cash provided by (used) in financing activities	80,173	(8,606)

Effect of exchange rate changes on cash and cash equivalents	(1,314)	3,297
Net change in cash and cash equivalents	(114,425)	3,000
Cash and cash equivalents at beginning of the year	309,659	197,274
Cash and cash equivalents at end of the period	$195,234	$200,274

Cash paid during the period for:
Interest	$4,743	$3,239
Income taxes	3,525	6,241

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “Non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted Fully Diluted EPS, adjusts for certain items that the management believes are not indicative of underlying performance. Adjusted Operating Income accounts for these impacts on a pre-tax basis and Adjusted Net Income and Adjusted Fully Diluted EPS are calculated on a after-tax basis. Management believes isolating certain items from the core operating performance improves comparability across periods, and reflects how management plans and assesses the business.

Attachment 2 shows a reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 3 reflects Division performance inclusive of non-GAAP financial measures such as Backlog, Adjusted Operating Income, Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA.

Attachment 4 shows the net change in our total debt net of cash and discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended
	March 31,
	2026	2025

Operating Income	$42,159	$44,462
CEO Transition(1)	—	222
Acquisition and Integration Expenses(2)	558	—
Restructuring Expenses(3)	1,942	762
Adjusted Operating Income	$44,659	$45,446
Adjusted Operating Income % net sales	10.7%	11.6%

Net Income	$29,184	$31,800
CEO Transition(1), net of tax benefit $53	—	169
Acquisition and Integration Expenses(2), net of tax benefit $141	417	—
Restructuring Expenses(3), net of tax benefit $491 and $183, respectively	1,451	579
Adjusted Net Income	$31,052	$32,548

Fully Diluted EPS	$2.41	$2.64
CEO Transition(1)	—	0.01
Acquisition and Integration Expenses(2)	0.03	—
Restructuring Expenses(3)	0.12	0.05
Adjusted Fully Diluted EPS	$2.56	$2.70

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both unsuccessful and successful deals and integration expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

EBITDA
	Three Months Ended
	March 31, 2026	March 31, 2025

Net Income	$29,184	$31,800

Interest, net	3,143	1,956
Provision for income taxes	9,864	10,043
Depreciation	9,751	9,445
Amortization	4,879	4,049
EBITDA	$56,821	$57,293
EBITDA % net sales	13.6%	14.7%

Adjustments:
CEO Transition(1)	$—	$222
Acquisition and Integration Expenses(2)	558	—
Restructuring Expenses(3)	1,942	762
Adjusted EBITDA	$59,321	$58,277
Adjusted EBITDA % net sales	14.2%	14.9%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both unsuccessful and successful deals and integration expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Industrial Equipment Division Performance

	Three Months Ended March 31,
	2026	2025

Backlog	$404,883	$513,215

Net Sales	241,729	227,060

Income from Operations	31,646	31,150
Income from Operations % net sales	13.1%	13.7%

Adjustments:
CEO Transition(1)	$—	$119
Acquisition and Integration Expenses(2)	400	—
Restructuring Expenses(3)	320	—
Adjusted Operating Income	$32,366	$31,269
Adjusted Operating Income % of sales	13.4%	13.8%

Depreciation	5,487	5,393
Amortization	1,923	1,129
Other (income) expense	(27)	(360)
EBITDA	$39,029	$37,312
EBITDA % net Sales	16.1%	16.4%

Adjustments:
CEO Transition(1)	$—	$119
Acquisition and Integration Expenses(2)	400	—
Restructuring Expenses(3)	320	—
Adjusted EBITDA	$39,749	$37,431
Adjusted EBITDA % net sales	16.4%	16.5%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both unsuccessful and successful deals and integration expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 3 (Continued)

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended March 31,
	2026	2025

Backlog	$198,108	$189,493

Net Sales	175,420	163,890

Income from Operations	10,513	13,312
Income from Operations % net sales	6.0%	8.1%

Adjustments:
CEO Transition(1)	$—	$103
Acquisition and Integration Expenses(2)	158	—
Restructuring Expenses(3)	1,622	762
Adjusted Operating Income	$12,293	$14,177
Adjusted Operating Income % of sales	7.0%	8.7%

Depreciation	4,264	4,052
Amortization	2,956	2,920
Other (income) expense	59	(303)
EBITDA	$17,792	$19,981
EBITDA % net Sales	10.1%	12.2%

Adjustments:
CEO Transition(1)	$—	$103
Acquisition and Integration Expenses(2)	158	—
Restructuring Expenses(3)	1,622	762
Adjusted EBITDA	$19,572	$20,846
Adjusted EBITDA % net sales	11.2%	12.7%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, sign-on bonus, and moving expenses
2.Acquisition and integration expenses include advisory fees and other related costs for both unsuccessful and successful deals and integration expenses
3.Restructuring expenses include costs related to leadership changes, severance costs, facility move and setup costs, and advisory fees associated with operational improvements

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	March 31, 2026	March 31, 2025	Net Change

Current maturities	$15,000	$15,009
Long-term debt,net of current	275,467	201,789
Total debt	$290,467	$216,798

Total cash	195,234	200,274
Total Debt Net of Cash	$95,233	$16,524	$78,709

Impact of Currency Translation on Net Sales by Division

	Three Months Ended March 31,			Change due to currency translation
	2026	2025	% change from 2025	$	%

Vegetation Management	$175,420	$163,890	7.0%	$6,335	3.9%
Industrial Equipment	241,729	227,060	6.5%	3,332	1.5%
Total net sales	$417,149	$390,950	6.7%	$9,667	2.5%